UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2026

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent

Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The recent restructuring of our board of directors is part of a broader initiative of management to improve our corporate governance, improve our compliance standards, and strengthen our internal control.

Director Resignations

On February 13, 2026, Jianhua James Shu resigned from the Board and on the same date Hong (Nancy) Yu  also resigned from the Board and from the Audit Committee.  Their resignations did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors and Appointment Of Certain Officers

Effective February 16, 2026, the Board of Directors appointed Ross Miller, Yang Lei, and Elena Kuzmin as independent directors of the Company.

There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which they were selected as directors. There are no related party transactions between the Company and any of the newly appointed directors that would require disclosure under Item 404(a) of Regulation S-K.

Ross Miller (Independent Directors and Chair of the Audit Committee)

Ross Miller has over 35 years of experience in investment banking, commercial banking, mergers and acquisitions, and executive leadership. He began his career on Wall Street in 1985 and held roles at Lehman Brothers and C.J. Lawrence/Deutsche Bank, where he gained experience in equity markets, portfolio strategy, and mergers and acquisitions advisory services.

Mr. Miller later served in senior banking positions through the merger of NationsBank into Bank of America, where he developed expertise in large-scale financial operations, regulatory environments, and post-merger integration.

He currently advises small and mid-market companies on mergers and acquisitions transactions and previously founded and successfully exited a multi-location executive services and short term work space business.

Mr. Miller has extensive experience in audit committee oversight, financial reporting controls, capital markets strategy, and risk management. The Board has determined that Mr. Miller qualifies as an “Audit Committee Financial Expert” under applicable SEC rules.

Lei Yang (Former Chair of the Audit Committee, will now step down as the member of Audit Committee)

Lei Yang has over 40 years of experience in corporate financial management and accounting. She has held senior financial leadership roles within major multinational and state-owned enterprise groups, including serving as Deputy Chief Accountant of China National Electric Engineering Co., Ltd., Director of Finance of China National Machinery Industry Corporation, and Chief Accountant of China Kingho Energy Group Ltd.

Ms. Yang has extensive experience in corporate financial systems development, cost control, internal auditing, risk management, and group-level financial coordination. She has also served as Chairman of the Supervisory Board of publicly listed companies in China.

Ms. Yang holds a Bachelor’s Degree in Accounting from Renmin University of China.

Elena Kuzmin(Independent director and member of Audit Committee)

Elena Kuzmin has professional experience in compliance oversight, reporting processes, operational supervision, and documentation control. She is a licensed insurance professional and has held roles involving regulatory adherence, internal reporting review, and performance monitoring in regulated service environments.

From March 2013 until January 2016, she was a program coordinator for Willow Wood in Fort Lauderdale, Florida, where she conducted detailed assessments and implemented individualized activity plans to enhance quality of life and improve cognitive stimulation for patients.

From February 2016 to September 2018, she served as a real estate agent at Elite Ocean View Realty in Coral Gables, Florida. There, she performed detailed comparative market analysis and supported clients through their residential real estate purchase and sale process.

From October 2018 to the present, Ms. Kuzman worked as a licensed health insurance agent with Integrity Marketing Group in Sunrise, Florida. There, she supported agents in a high-volume production environment.

Ms. Kuzmin brings a detail-oriented governance approach and experience in compliance-focused operational environments.

Ms. Kuzmin received a Bachelor of Science degree in 2012 from Florida International University.

Board Composition

Following the foregoing resignations and appointments, the Company’s Board of Directors consists of:

- Shuhua Liu – Director (Chair of the Board)

- Xian Nan (Delia)Zheng– Director (Secretary of the Board)

- Ross Miller – Independent Director and Chair of the Audit Committee

- Lei Yang– Independent Director and member of the Audit Committee

- Elena Kuzmin – Independent Director and member of the Audit Committee

The Board has determined that Ross Miller, Lei Yang, and Elena Kuzmin qualify as independent directors under applicable SEC rules.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Resignation of Jianhua James Shu dated February 13, 2026
99.2	Resignation of Hong (Nancy) Yu dated February 13, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: February 20, 2026	By	/s/ Chao Long Huang
Chao Long Huang
Chief Executive Officer
(Principal Executive Officer)

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